 Exhibit 10.10

MANUFACTURE AND SUPPLY AGREEMENT

by and between

HYPERFINE RESEARCH, INC.

and

BENCHMARK ELECTRONICS, INC.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Table of Contents

1.	DEFINITIONS	1

2.	SCOPE OF AGREEMENT	5
2.1.	Order of Precedence	5
2.2.	Manufacturer of Record	5
2.3.	Quality	6

3.	MANUFACTURING SERVICES	6
3.1.	Product Schedule(s)	6
3.2.	Manufacturing	6
3.3.	Quality Assurance	6
3.4.	Exclusivity	6
3.5.	Materials and Tooling	6
3.6.	Branding	7
3.7.	Changes	7
3.8.	Inspections	7

4.	REGULATORY SUPPORT	8
4.1.	Regulatory Filings	8
4.2.	Regulatory Conformance	8
4.3.	Regulatory Inspections	8
4.4.	Adverse Event Reporting	8
4.5.	Incidents or Accidents	9
4.6.	Field Corrective Actions	9

5.	INTELLECTUAL PROPERTY AND LICENSES	9
5.1.	IP Ownership	9
5.2.	Developed Product Technology	9
5.3.	License Grant to Manufacturer	10
5.4.	No Implied Licenses	10

6.	FORECAST AND ORDERS	10
6.1.	Forecast	10
6.2.	Purchase Orders	11

7.	RESCHEDULING AND CANCELLATION	12
7.1.	Rescheduling	12
7.2.	Cancellation	12

8.	DELIVERY AND ACCEPTANCE	12
8.1.	Delivery	12
8.2.	Acceptance	13

9.	SHIPPING AND PACKING	13
9.1.	Shipping Instructions	13
9.2.	Packaging	13
9.3.	Packing List	13

i

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9.4.	Ship Date	14
9.5.	Partial Shipment	14

10.	INVENTORY	14
10.1.	Excess Components and Obsolete Components Inventory	14
10.2.	Prepaid Inventory Option	15
10.3.	Inventory Turns	16

11.	PRICES AND PAYMENT	16
11.1.	Prices	16
11.2.	Invoices	17
11.3.	Cost Savings	17
11.4.	Credit Review	17

12.	WARRANTIES	18
12.1.	General Warranties by Hyperfine	18
12.2.	General Warranties by Manufacturer	18
12.3.	Performance Warranties by Manufacturer	18
12.4.	RMA Procedure	19
12.5.	Disclaimers	19
12.6.	Remedy	19

13.	LIMITATIONS	19
13.1.	Remedies	19
13.2.	Consequential and Other Damages	19
13.3.	Limitation of Liability	19
13.4.	Cumulative Damages	19
13.5.	Limitations Essential	19

14.	INDEMNIFICATION	20
14.1.	Manufacturer	20
14.2.	Hyperfine	20
14.3.	Infringement Mitigation	20

15.	CONFIDENTIALITY	21
15.1.	Confidential Information	21
15.2.	Confidentiality Obligations	21
15.3.	Exceptions	21
15.4.	Return of Confidential Information	22
15.5.	Confidentiality of the Agreement	22
15.6.	Confidentiality of the Business Arrangement	22

16.	TERM AND TERMINATION	22
16.1.	Term	22
16.2.	Termination for Cause	22
16.3.	Termination for Convenience	23
16.4.	Effects of Termination	23
16.5.	Inventory Transfer at Termination	24

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17.	INSURANCE	24
17.1.	Manufacturer Insurance Requirements	24
17.2.	Hyperfine Insurance Requirements	25

18.	COMPLIANCE WITH LAWS	26
18.1.	General	26
18.2.	Import/Export	27
18.3.	Product Content Regulation	28

19.	GENERAL	29
19.1.	Governing Law/Venue	29
19.2.	Force Majeure	29
19.3.	Assignment	29
19.4.	Waiver	29
19.5.	Independent Contractors	29
19.6.	Captions	30
19.7.	Severability	30
19.8.	Notice	30
19.9.	Remedy	30
19.10.	Entire Agreement	30
19.11.	Counterparts	31
19.12.	Audit	31

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MANUFACTURE AND SUPPLY AGREEMENT

This Manufacture and Supply Agreement (this “Agreement”), effective as of October 15, 2018 (the “Effective Date”), is by and between HYPERFINE RESEARCH, INC., a Delaware corporation having a place of business at 530 Old Whitfield Street, Guilford, Connecticut 06437, for itself and its Affiliates (“Hyperfine”), and BENCHMARK ELECTRONICS, INC., a corporation organized under the laws of the State of Texas USA having a place of business at 100 Innovative Way, Nashua, NH 03062 (“Manufacturer”). Hyperfine and Manufacturer may be referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Hyperfine is a medical device company that has developed certain proprietary diagnostic and therapeutic imaging technology and related products. Manufacturer is in the business of manufacturing and supplying medical devices. The Parties desire to enter into an agreement pursuant to which Manufacturer shall manufacture for, and supply to, Hyperfine certain of Hyperfine’s products under the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings expressed in this Agreement, Manufacturer and Hyperfine agree as follows:

1.            DEFINITIONS.

As used in this Agreement:

(a)          “Affiliate” means, with respect to a Party, any person or entity that controls, is controlled by, or is under common control with such Party, where “control” means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such person or entity meets these requirements).

(b)          “Applicable Laws” mean all laws, statutes, rules, regulations, ordinances of any governmental authority (including any amendments thereto), applicable to the import, export, manufacture and distribution of Products, including, without limitation, (a) the applicable regulations and guidelines of the FDA Quality System Requirements (QSR), and (b) the applicable regulations and guidelines of the council of the European Communities Medical Device Directive (MDD) and CE mark standards.

(c)          “Hyperfine Marks” has the meaning given to such term in Section 3.6 below.

(d)        “Hyperfine Technology” means all Technology incorporated in or relating to any Product, including the Specifications and any Confidential Information of Hyperfine, that is (a) owned or controlled by Hyperfine as of the Effective Date or (b) acquired or developed by or for Hyperfine or any of its Affiliates during the term of this Agreement.

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(e)          “Certificate” has the meaning given to such term in Section 8.1 below.

(f)           “cGMP” refers to current good manufacturing practice requirements to the extent applicable to a supplier of a Medical Component, as promulgated by the regulatory authority, including, without limitation, the Federal Food, Drug and Cosmetic Act and 21 C.F.R. Part 820; and in the future, as applicable, Canadian Medical Devices Conformity Assessment System to the extent necessary for Product to be distributed in Canada; Medical Device Directive MDD 93/42 EEC/AIMDD 90/385/EEC (Directive 2007/47/EC).

(g)          “Claim” shall refer to the following that are asserted by third parties: demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind.

(h)          “Completion” means the completion of all manufacturing, testing, and quality processes rendering a Product ready for shipment.

(i)           “Confidential Information” has the meaning given to such term in Section 15.1 below.

(j)           “Cost Reduction” shall refer to lower Product purchase prices based on [***].

(k)          “Developed Product Technology” has the meaning given to such term in Section 5.2 below.

(l)          “Delivered Cost” shall mean Manufacturer’s quoted cost of the Components together with any applicable VAT and/or in-process duties, plus a [***] percent ([***]%) markup on said costs for handling and reasonable restocking charges.

(m)         “DFx” shall refer to any combination of DFC, DFM, DFT or DFQ, if any, provided by Manufacturer relative to any Product(s) in connection with volume production. “DFC” shall refer to any Design For Component services including component change proposals provided by Manufacturer relative to any Product(s). “DFM” shall refer to any Design For Manufacturability services including design changes proposals for manufacturability provided by Manufacturer relative to any Product(s). “DFT” shall refer to any Design For Testability services including proposed design changes for testability provided by Manufacturer relative to any Product(s). “DFQ” shall refer to any Design for Quality services including proposed design changes for testability provided by Manufacturer relative to any Product(s).

(n)          “Disclosing Party” has the meaning given to such term in Section 15.1 below.

(o)        “Excess Components” shall mean Authorized Purchases of individual Component inventory that exceeds a [***] ([***]) month demand for such Component based upon Hyperfine’s Order(s) and/or then-current Forecast.

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(p)          “Finished Device” shall have that same meaning set forth in 21CFR§820.3.

(q)          “Governmental Authority” means any country, including any political subdivision thereof, court instrumentality, or agency thereof, and any other federal, state, or public authority, domestic or foreign, exercising governmental powers and having jurisdiction, and all statutes, laws, ordinances, regulations, orders, decrees, permits, writs, process and rules issued thereby which may be applicable to the Parties’ performance under this Agreement.

(r)           “Improvements” has the meaning given to such term in Section 5.2

(s)         “Intellectual Property Right” means any and all intellectual property rights and industrial property rights and all other proprietary rights, including patents, patent rights, copyrights, trademarks, and trade secrets and all registrations and applications for all of the foregoing in any jurisdiction.

(t)           “Long Lead-Time Components” shall refer to those Components with procurement lead times greater than [***] ([***]) [***].

(u)         “MOQ” shall refer to that Minimum Order Quantity of Components that certain suppliers may require generally or at certain price points.

(v)        “MRO” shall refer to Maintenance, Repair and Operations supplies and consumables that are necessary for normal equipment maintenance, repair and manufacturing operations but not typically included in the Specifications.

(w)        “NCNR” shall refer to Component purchases that are non-cancellable and/or non-returnable, whether designated as such at purchase or that become NCNR after purchase (including “broken” packages, open reels, or passage of time).

(x)           “Manufacturer of Record” shall have that meaning set forth for “Manufacturer” in 21CFR§820.3.

(y)          “Medical Component” shall have that meaning set forth for “Component” in 21CFR§820.3 .

(z)           “Nonconforming Product” shall refer to a Product that does not conform to the Product warranty provided in Section 12.3 below.

(aa)        “Obsolete Components” shall mean the individual Authorized Purchase Component inventory for which there is no demand based upon Hyperfine’s Orders and/or Forecast (whether as a result of an ECO or any other reason whatsoever), even though Hyperfine considers the Products that incorporate such Components as “active” Products because such Products remain on Hyperfine’s Product list or price list made available to Hyperfine’s end users.

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(bb)        “Passive Sourcing” shall include sending a letter to Component suppliers advising them of their PCR responsibilities, then archiving any data/certification communications received and forwarding such information to Hyperfine.

(cc)        “Product” means a Hyperfine finished good or product listed in a Product Schedule, accepted quotation or purchase order.

(dd)       “Product Content Regulation” or “PCR” shall refer to the following laws and/or regulations on content, packaging, or labeling of Products, Components or substances, and/or similar issues concerning the Products or Components: “RoHS” (EU Directive 2002/95/EC on Restriction on the use of certain Hazardous Substances in electrical and electronics equipment); “WEEE” (EU Directive 2002/96/EC on Waste Electrical and Electronic Equipment); “REACH” (EC Regulation No 1907/2006 on Registration, Evaluation and Authorization of Chemicals); and EU Member State’s implementations of the foregoing; “Conflict Minerals” as defined in the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act § 1502(b), implementing legislation and rules; the People’s Republic of China (PRC) Measures for Administration of the Pollution Control of Electronic Information Products of 2006; and/or any other mutually agreed PCR; together with implementing regulations and/or administrative rules.

(ee)        “Product Schedule” means a schedule signed by both Parties under which Manufacturer will manufacture a specific Product. Each Product Schedule shall reference this Agreement. A sample form of Product Schedule is attached hereto as Exhibit A. The initial Product Schedule is attached hereto as Exhibit C.

(ff)          “Quality Assurance Requirements” means the manufacture, assembly, quality assurance testing, labeling, packaging and storage in accordance with all Applicable Laws and with the requirements, procedures, and test results relating to a Product as set forth in Exhibit B, as may be modified or expanded by a Product Schedule.

(gg)        “Receiving Party” has the meaning given to such term in Section 14.1 below.

(hh)       “Regulatory Approval” means any approvals (including supplements, amendments, pre-and post-marketing approvals, and pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of Products in a regulatory jurisdiction.

(ii)          “Regulatory Requirements” has the meaning given to such term in Section 4.2 below.

(jj)          “Special Tooling” has the meaning given to such term in Section 3.5 below

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(kk)      “Specifications” means the specifications, standards, drawings, procedures, criteria, branding and labeling requirements relating to a Product (including its manufacture, assembly, function, labeling, packaging and storage) provided by Hyperfine, as may be set forth on or attached to the Product Schedule or accepted quotation.

(ll)        “Technology” means all know-how, methods, processes, techniques, proprietary information, specifications, protocols, schematics, diagrams, product designs, design layouts, databases, inventions (whether or not patentable), apparatus, hardware, devices, works of authorship, and other forms of technology.

(mm)    “Test Fabrication” shall mean Manufacturer’s services for the third party design and/or build of production test equipment relative to the Products, as provided under a separate SOW for this purpose, and owned by Hyperfine upon Hyperfine’s inspection, approval and/or release of such production test equipment for use in manufacturing.

(nn)      “Transfer Assistance” has the meaning given to such term in Section 15.3(c).

(oo)       “Warranty Period” has the meaning given to such term in Section 11.3.

2.	SCOPE OF AGREEMENT.

2.1.	Order of Precedence. All Orders, order acknowledgments and invoices issued pursuant to this Agreement are issued for the convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order:

(a)          this Agreement;

(b)          Exhibits to this Agreement;

(c)          SOWs subject to this Agreement;

(d)          Product Quotations accepted by Hyperfine;

(e)          Product Schedules accepted by Manufacturer;

(f)           if Orders are used to release product, those portions of the Order(s) which are accepted by Benchmark concerning part numbers, quantity and delivery dates, and excluding any other pre-printed or referenced terms and conditions; and

(g)          other documents incorporated by reference herein.

2.2.	Manufacturer of Record. Manufacturer is a Manufacturer of Record and has certain responsibilities pertaining thereto as provided herein for all Products that are Finished Devices.

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2.3.	Quality. Manufacturer shall manufacture in conformity with [***].

3.	MANUFACTURING SERVICES

3.1.	Product Schedule(s). Hyperfine and Manufacturer may, from time to time, enter into Product Schedules under which Manufacturer will conduct the manufacturing, and related services, for the Product(s) identified thereon, in accordance with the terms of the Product Schedule and this Agreement. Hyperfine may delete any Product from a Product Schedule upon written notice to Manufacturer in its sole discretion, and in such event Hyperfine shall issue a Purchase Order covering the Delivered Cost of any Obsolete Inventory of materials and components to the extent such inventory was acquired by Manufacturer for fulfillment of any outstanding Hyperfine purchase orders. Each Product Schedule incorporates the terms of this Agreement by reference, as fully as if they were set forth in the Product Schedule.

3.2.	Manufacturing. Manufacturer shall manufacture and supply to Hyperfine all Products ordered by Hyperfine in accordance with this Agreement. All Products manufactured by Manufacturer must conform to the Specifications and all Applicable Laws of the United States, the EU and other jurisdictions specified by Hyperfine, in each case as then in effect. Manufacturer must perform all manufacturing and packaging services at Manufacturer’s facility specified on the Product Schedule.

3.3.	Quality Assurance. Manufacturer shall implement, undertake and maintain all Quality Assurance Requirements for each Product. All Products manufactured by Manufacturer must have undergone and successfully passed the Quality Assurance Requirements for such Product.

3.4.	Exclusivity. Notwithstanding anything contained herein to the contrary, for [***] ([***]) years from the Effective Date Manufacturer shall not manufacture or package products at the Manufacturer’s [***] facility that are identical or substantially similar to the Products for any person or entity other than Hyperfine. Notwithstanding anything contained herein, Hyperfine will have the right to purchase the Products from third parties other than Manufacturer; provided, however, that if Hyperfine decides to purchase any Products from a third party other than Manufacturer, Hyperfine will provide Manufacturer with at least [***] ([***]) days’ notice prior to any such purchase and will agree to purchase any Product required to complete open Purchase Orders.

3.5.	Materials and Tooling. Manufacturer is responsible for procuring all materials (including, without limitation, components) and equipment required to manufacture and package Products. Manufacturer shall be responsible for acquiring all special tooling or equipment (molds, test stands) designed exclusively for Products (“Special Tooling”). Hyperfine will [***]. Title and ownership of such equipment shall be with Hyperfine. Manufacturer agrees not to use Special Tooling to manufacture any products for any third party without Hyperfine’s prior written consent. Manufacturer shall, at its own cost and expense, provide routine maintenance for the proper operation and storage of the Special Tooling while in its possession, ordinary wear and tear and 3rd party calibration excluded.

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3.6.	Branding. Manufacturer shall place all Hyperfine marks and logos (“Hyperfine Marks”) on Products as specified in writing by Hyperfine. Manufacturer shall also place Hyperfine Marks on all external shipping packages and/or labels. Hyperfine is responsible for costs associated with this activity.

3.7.	Changes. Hyperfine shall have the right, upon sufficient written notice to Manufacturer, to make any change it deems appropriate to the design of any Product or part. Such change shall be provided to Manufacturer by means of a Hyperfine Engineering Change Order (ECO). The change shall be implemented on the date specified on the ECO. If any proposed ECO causes either an increase or decrease in Manufacturer’s cost or the time required to fulfill Orders following implementation of the ECO, the Parties shall mutually agree in writing upon the costs, impact on shipment dates for open Orders, inventory and any other item that may be impacted by the ECO prior to Manufacturer’s implementation of such ECO. Hyperfine shall determine the disposition of on-hand inventory. Manufacturer will process [***] without non-recurring administrative cost; additional ECOs will cost a mutually agreed amount, but in no event less than [***] Dollars ($[***]) each plus [***]. If Manufacturer desires to make any change to the manufacturing processes, materials, or equipment used in the manufacture of Product or parts, and where such change affects the Product form, fit or function, or where such change triggers a 21 CFR 820 process validation, Manufacturer shall propose such change to Hyperfine in writing. The proposed change shall describe the nature of the change, the reason(s) for change, anticipated schedule for implementation of change, and any validation data relevant to the change. Hyperfine, in its sole discretion, shall approve or disapprove the change. Unless Hyperfine has expressly approved the proposed change by approving the implementing documents, Manufacturer will continue to manufacture and deliver Product as prior to proposed change. Unless otherwise agreed upon by the Parties, Hyperfine shall not be responsible for any additional charges resulting from a Manufacturer proposed change.

3.8.	Inspections. Upon prior reasonable written notice, Manufacturer agrees to permit (and shall cause its third party supplier to permit with respect to any components they supply for the Products) Hyperfine or designated representative to conduct inspections and test audits during Manufacturer’s regular business hours of Manufacturer’s facilities, operations and procedures, at appropriate and reasonable time intervals, to verify that the quality and performance of the Product manufacturing (and related services) are in compliance with the Specifications and the Quality Assurance Requirements, provided that such inspection does not unduly interfere with Manufacturer’s operations. Hyperfine and its representatives shall: (i) comply with Manufacturer security requirements and execute any requested confidentiality or nondisclosure agreement(s) before entering Manufacturer’s premises; and (ii) observe all Manufacturer security and handling measures. Manufacturer shall cooperate with any inspection performed under this paragraph. Manufacturer and Hyperfine shall mutually agree, in writing, upon corrective actions to be taken and dates scheduled for completion of such actions.

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4.	REGULATORY SUPPORT

4.1.	Regulatory Filings. Except as otherwise expressly set forth herein, Hyperfine shall have sole control over all filings necessary for Regulatory Approval of Products. Manufacturer agrees to use [***] efforts relevant to its role as manufacturer to assist Hyperfine in obtaining such Regulatory Approvals throughout the world.

4.2.	Regulatory Conformance. Manufacturer agrees to conform to regulatory requirements of the [***], and any other regulatory requirements set forth in the Quality Assurance Requirements (collectively, “Regulatory Requirements”), and to cooperate with any inspections required by regulatory agencies with respect to Regulatory Requirements. [***]. Manufacturer shall, on a timely basis, provide Hyperfine with information in Manufacturer’s possession relevant to its role as the manufacturer of Products that is reasonably necessary for and relevant to Hyperfine’s compliance with Regulatory Requirements. Manufacturer will provide to Hyperfine such documentation, data and other information relating to Products as Hyperfine may require for submission to Governmental Authorities. Manufacturer shall also provide, upon request by Hyperfine, information concerning its production processes and quality control procedures (including procedures to comply with Quality Assurance Requirements) with respect to Products.

4.3.	Regulatory Inspections. Manufacturer agrees to inform Hyperfine within [***] ([***]) hours of notification of any regulatory inquiry, communication or inspection, which directly or indirectly relates to the manufacture of Products. In the event Manufacturer receives a notice of inspection or an inspection visit by any Governmental Authority, which involves a Product or could impact Manufacturer’s ability to produce a Product, Manufacturer shall notify Hyperfine within [***] ([***]) hours of notification by such Governmental Authority. Hyperfine, at its option, shall have the right to have its representatives present at any such inspection by a Government Authority. In the event there are written observations (or any other written communication) by a Governmental Authority that involve a Product or could impact Manufacturer’s ability to produce a Product, or any proposed written response by Manufacturer to any such inspection, Hyperfine shall be informed within [***] ([***]) hours and be provided with copies of all documentation within [***] ([***]) hours, and shall have a reasonable opportunity to review and comment on the proposed response. If Hyperfine elects to provide input to the response, such input shall be provided by Hyperfine as promptly as possible and Manufacturer shall in good faith incorporate such input into the response.

4.4.	Adverse Event Reporting. Hyperfine shall have full control and authority for all reporting to Governmental Authorities of adverse events associated with the use of Products. If Manufacturer becomes aware of any adverse events associated with the use of such Products, it shall report all information in its possession regarding such event to Hyperfine as soon as practicable after becoming aware of such information. Manufacturer shall cooperate with Hyperfine in supplying information that may be used to investigate the cause of such event.

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4.5.	Incidents or Accidents. Manufacturer shall immediately notify Hyperfine in writing of any incident or accident experienced by Manufacturer that Manufacturer in its reasonable judgment believes may affect the quality of Products that Manufacturer is obligated to deliver hereunder or its ability to meet delivery date obligations hereunder. Manufacturer shall immediately investigate such incident or accident, and Manufacturer shall provide a written report of the results of the investigation of such incidence or accident to Hyperfine within [***] ([***]) business days of completion of the investigation. For avoidance of doubt, such notification shall not relieve Manufacturer of any of its obligations or liability hereunder, or waive any of Hyperfine’s rights with respect thereto.

4.6.	Field Corrective Actions. In the event of a field corrective action, Hyperfine shall have full control and authority over the coordination of the action, and Manufacturer shall use diligent efforts and cooperate in good faith. If the action arises out of a manufacturing nonconformance, Manufacturer’s responsibility is as stated in Section 11, Warranty. If the action arises out of a design or regulatory nonconformance directly attributable to Hyperfine, Hyperfine shall be responsible for all costs related to the action. If Manufacturer becomes aware of a nonconformance during the manufacturing process that might affect product already shipped, Manufacturer shall immediately inform Hyperfine and shall cooperate in determining the extent of the nonconformance.

5.	INTELLECTUAL PROPERTY AND LICENSES

5.1.	IP Ownership. As between Hyperfine and Manufacturer, Hyperfine is the sole and exclusive owner of all right, title, and interest in and to Products and Hyperfine Technology, and all Intellectual Property Rights therein.

5.2.	Developed Product Technology. To the extent any employee or contractor of Manufacturer creates, invents, makes, reduces to practice, or develops any improvement or modification to Hyperfine Technology or any other Technology that directly or indirectly relates to, or is embodied in or utilized in any Product (other than any manufacturing process Technology that is not specific to Products or products similar to the Products and was not specifically provided by Hyperfine) (“Improvements”), whether solely or jointly with any employee or contractor of Hyperfine, in connection with the performance of any obligations under this Agreement, Hyperfine will own all rights, title, and interest in and to any such Improvements and/or Technology (including all Intellectual Property Rights therein) (collectively, “Developed Product Technology”). Manufacturer hereby irrevocably and unconditionally grants, conveys, assigns, and transfers to Hyperfine any and all rights, title, and interest Manufacturer may have in the Developed Product Technology. Upon mutual agreement as to the scope of such activities, Manufacturer agrees to perform all acts deemed necessary or desirable by Hyperfine to permit and assist Hyperfine in perfecting and enforcing the full benefits, enjoyment, rights, and title throughout the world in the Developed Product Technology assigned under this Section 5.2. If Manufacturer has any rights in the Developed Product Technology that it cannot assign as a matter of law, Manufacturer hereby grants to Hyperfine a worldwide, exclusive (without any reservation of rights), [***] license, [***], to (i) use, make, have made, sell, offer to sell, or import any product; (ii) use any process in manufacturing any product; (iii) use any method or process, or otherwise practice any invention, method, or technology embodied in such Developed Product Technology; (iv) reproduce, create derivative works of, distribute, publicly display, and publicly perform any copyrighted work included in such Developed Product Technology; and (v) otherwise exploit such Developed Product Technology in every conceivable manner

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5.3.	License Grant to Manufacturer. Subject to the terms and conditions of this Agreement, Hyperfine hereby grants to Manufacturer a non-exclusive, non-transferable, revocable, fully-paid, and royalty-free license, without the right to sublicense, under all of Hyperfine’s Intellectual Property Rights in Hyperfine Technology and Developed Product Technology, to internally use Hyperfine Technology and Developed Product Technology provided to Manufacturer for the sole purpose of manufacturing Products exclusively for Hyperfine, and solely during the term of this Agreement. Manufacturer will not use any Hyperfine Technology or Developed Product Technology for any other purpose, including manufacturing any product for any entity other than Hyperfine.

5.4.	No Implied Licenses. Except as expressly provided in Section 5, nothing contained in this Agreement is intended to confer by implication, estoppel, or otherwise, upon Manufacturer any license or rights in any Intellectual Property Rights of Hyperfine.

6.	FORECAST AND ORDERS

6.1.	Forecast. During the term of this Agreement, except as otherwise set forth on the applicable Product Schedule, Hyperfine shall provide to Manufacturer on or before the first business day of each month, a written, binding [***] ([***]) day firm Order(s), and an additional written, non-binding [***] month rolling forecast setting forth its estimated requirement of shipment by month for Products (“Forecast”). Within [***] ([***]) business days after receiving a forecast, Manufacturer shall supply Hyperfine with a written response acknowledging Manufacturer’s ability to meet the quantity and delivery date requirements of the forecast or to propose alternative quantity and delivery dates that Manufacturer is able to meet; provided that if Manufacturer does not respond within such [***]-day period, it shall be deemed to have acknowledged its ability to meet such requirements.

(a)           Initial Firm Order / Forecast. The Order, and all subsequent Orders, shall be binding and may be rescheduled only in accordance with Section 7.1 below Manufacturer is authorized to make Component purchase commitments to suppliers (including Hyperfine) (“Authorized Purchases”) based upon: (i) the Order(s); and (ii) the Forecast, limited to agreed Long Lead-Time Components, NCNR, and MOQ. Hyperfine shall be liable to Manufacturer for all such Authorized Purchases.

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(b)          Subsequent Forecasts. Each month, Hyperfine shall provide additional Order(s) and a Forecast update sufficient to maintain the firm Order and Forecast horizons. If Hyperfine does not timely provide such additional Order(s) and a Forecast update, then the first Forecast month of the then-current Forecast shall become binding, and a new Forecast month shall be added, so that a rolling firm Order plus binding Forecast of [***] ([***]) days is always maintained.

(c)          Long Lead-Time Components. Lead times for all Components are provided in Product Quotations accepted by Hyperfine. Each revised Components lead time designation shall supersede the preceding one. In the event Manufacturer fails to present an updated designation of Components lead times, the Parties shall continue to rely on the preceding designations.

(d)          Minimum Order Quantity. The Parties shall periodically meet and agree on any MOQ Component purchases. Any MOQ that becomes Excess Components and/or Obsolete Components shall be dispositioned in accordance with Section 10 below.

(e)          Shortages of, or Caused by, PCR Compliant Components. For any Products in which PCR Compliant Components are required, in the event that Manufacturer is unable to obtain such PCR Compliant Components within a reasonable amount of time after Manufacturer has accepted Hyperfine’s Order due to market shortages of such PCR Compliant Components or any other cause or causes, Manufacturer may reschedule all or part of any scheduled shipment date related to those Products. If PCR Compliant Components can be obtained within a reasonable amount of time after Manufacturer has accepted Hyperfine’s Order, Manufacturer shall be permitted to increase its Prices or pricing model for the affected Product in proportion to the increase in the cost of the Component(s). This Section shall also apply to the extent that Manufacturer is unable to obtain other Components within a reasonable amount of time after Manufacturer has accepted Hyperfine’s Order due to market shortages of such other Components resulting from supplier transition to PCR Compliant Components.

6.2.	Purchase Orders. Hyperfine will submit purchase orders to Manufacturer for the purchase of Products. All purchase orders must be in writing and may be transmitted by mail, facsimile, or email. Each purchase order will describe the specific Products ordered, quantity, and the desired Completion date. [***]. Manufacturer will use its best effort to accept any quantity that exceeds the quantity identified in the applicable forecast. Manufacturer will provide a written acknowledgement to each purchase order within [***] ([***]) business days after receiving the purchase order. Such acknowledgement will include Manufacturer’s delivery date for the order in accordance with the agreed to lead-time. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by model number; (ii) the quantity of the Product; (iii) the shipment date; (iv) the destination location to which the Product is to be delivered; and (v) transportation instructions. Each Order shall provide an order number for billing purposes.

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7.	RESCHEDULING AND CANCELLATION

7.1.	Rescheduling. Hyperfine may reschedule delivery [***] per part number per quarter, for a period not to exceed [***] ([***]) days from the original ship commit date, limited by the table below; provided, however, subject to Component availability and further that the aggregate sales dollars for all Orders issued within the time periods set forth below do not vary more than the aggregate sales dollar percentages specified therein. Additional reschedule(s) will be subject to a revised Product Quotation for reschedule impact. Any Excess Components and/or Obsolete Components resulting from such reductions in schedule shall be disposed of in accordance with Section 10.1 Manufacturer shall use commercially reasonable efforts to manufacture, deliver and ship in accordance with any rescheduling (pull-ins) request issued pursuant hereto. If Manufacturer is unable to fulfill Hyperfine’s purchase order as to quantity or time of delivery, Manufacturer shall, as soon as Manufacturer becomes aware of the delay, inform Hyperfine thereof in writing, stating the reason for the delay and proposing a new date for delivery; provided, for avoidance of doubt, that such notice shall not relieve Manufacturer of any obligations or liabilities therefor; or waive any of Hyperfine’s rights with respect thereto.

Calendar Days Before Scheduled P.O. Shipment Date	Sales Dollars Percentage Change Allowance
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.2.	Cancellation. If Manufacturer cannot deliver Products within [***] ([***]) days of the agreed upon delivery date due solely to factors under Manufacturer’s sole control, Hyperfine shall have the option to [***], but not affecting Hyperfine’s material liability as otherwise provided herein. If more than [***] percent ([***]%) of Products ordered in any calendar quarter is not delivered on time due to factors under Manufacturer’s sole control, Hyperfine may purchase Products from a third party and/or terminate this Agreement for material breach by Manufacturer. [***]. For purchase orders cancelled prior to the scheduled Completion date and not rescheduled for delivery, Hyperfine shall be liable as provided under Section 16.5.

8.	DELIVERY AND ACCEPTANCE

8.1.	Delivery. Products will be considered delivered upon the completion of all manufacturing, testing and quality processes rendering the Product ready for shipment. Upon completion, Manufacturer shall transmit to Hyperfine certificates of conformance (“Certificate”) certifying that Products have been manufactured, inspected and tested in accordance with all drawings and applicable Specifications, Applicable Laws, and Quality Assurance Requirements. The Certificate shall reference the product description and quantity, part no., rev level, work order number(s), serial numbers traceable to device history records, and date Completed.

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8.2.	Acceptance. Manufacturer shall inspect Products or Test Fabrication furnished hereunder at Manufacturer’s plant for conformance to drawings and Specifications and in compliance with the Quality Assurance Requirements. Hyperfine reserves the right to inspect and test Products for purposes of verifying that such Products conform to the Specifications, the Quality Assurance Requirements and the warranties in this Agreement no later than [***] ([***]) days after Hyperfine initial receipt of the Product or Test Fabrication (“Acceptance Period”), and shall be based solely on whether the Product passes a mutually agreed test procedure or inspection. If the results of the mutually agreed testing indicate Nonconforming Products, Hyperfine may reject the Nonconforming Products (including all Product within the same lot) by giving written notice to Manufacturer. Manufacturer shall bring all Products into conformity or replace Nonconforming Products at Manufacturer’s own expense. Manufacturer must rework or destroy all Nonconforming Products. Manufacturer may not market, sell, or otherwise convey to any third party any Product (or component thereof) that has been rejected by Hyperfine. After acceptance, all Product returns shall be handled in accordance with Section 11.4.

9.	SHIPPING AND PACKING

9.1.	Shipping Instructions. Shipment of Product shall be in accordance with Hyperfine instructions. All shipments of Products shall be [***], unless otherwise mutually agreed. Title to and risk of loss or damage to the Product shall pass [***] as defined in the specified Incoterm. Manufacturer shall mark, pack, package, and crate Products in accordance with the Specification. Hyperfine shall be responsible for securing all export and/or import licenses, as required by applicable law, to export and/or import the Products. If requested by Hyperfine, Manufacturer shall procure insurance for the shipment of the Products, with costs reimbursed by Hyperfine in response to Manufacturer’s invoice therefor as set forth in Section 11 below.

9.2.	Packaging. Assembled units and parts shall be packed according to Hyperfine’s instructions, or otherwise packed properly to withstand transportation in accordance with Manufacturer’s standard procedures, and sound commercial practices. Prices for the assembled units shall include the cost of packing and/or protection required to prevent damage to Products during transportation.

9.3.	Packing List. All shipments must be accompanied by a detailed packing list referencing customer name and ship to address, customer contact (recipient) name, the product part number and rev level for production units only, product description, quantity shipped, lot number(s) and serial number(s) and customer purchase order (obtained from Hyperfine). A copy of the packing list containing the listed information shall be forwarded to Hyperfine.

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9.4.	Ship Date. Manufacturer shall ship all Products on the scheduled ship date. Products shipped in advance of a scheduled ship date and without Hyperfine’s approval may be returned to Manufacturer at Manufacturer’s expense or held at Manufacturer’s facility with deferred billing privileges. If Manufacturer becomes aware of any anticipated delay that would result in a change to the scheduled shipment date, Manufacturer will notify Hyperfine as soon as possible; provided, for avoidance of doubt, that such notification shall not relieve Manufacture of any of its obligations or liabilities hereunder or waive any of Hyperfine’s rights with respect thereto.

9.5.	Partial Shipment. No shipment shall be deemed complete until all ordered Products have been shipped in accordance with Hyperfine’s instructions. Partial shipments must be authorized by Hyperfine.

10.	INVENTORY

10.1.	Excess Components and Obsolete Components Inventory.

(a)          Within [***] ([***]) business days after the end of [***], Manufacturer shall provide Hyperfine with a list of any Excess Components or Obsolete Components in its inventory and the Delivered Cost of such Components (the “E&O List”). Manufacturer will make good faith efforts to mitigate Hyperfine’s liability by returning or selling Excess Components and Obsolete Components, and Hyperfine shall be responsible for payment of all restocking fees and reimbursement of price variances from quoted standard cost.

(b)          Within [***] ([***]) business days after receiving Manufacturer’s E&O List, Hyperfine shall: (i) advise Manufacturer of any Component on the E&O List that it reasonably believes is not an Excess Component or Obsolete Component, and the reasons therefore; and (ii) shall issue to Manufacturer a purchase order for: (1) all undisputed Obsolete Components; and (2) all undisputed Excess Components wherein Manufacturer has elected to sell such Excess Components to Hyperfine. Manufacturer shall invoice Hyperfine no later than [***] ([***]) days from receipt of Hyperfine’s purchase order for the Excess Components and Obsolete Components, and Hyperfine shall pay Manufacturer its Delivered Cost for such undisputed Excess Components and Obsolete Components within the payment term specified in Section 11.2 below.

(c)         The Parties may mutually agree to place Excess Components or Obsolete Components in consignment. Hyperfine shall own all such consigned Components. Hyperfine shall take actual delivery and possession of any consigned Excess Components or Obsolete Components that have been in Manufacturer’s inventory for more than [***] ([***]) months without activity.

(d)          For those undisputed Excess Components that Hyperfine requests and Manufacturer agrees to not sell to Hyperfine, Manufacturer has the right to charge Hyperfine an inventory carrying charge of [***] percent ([***]%) per month of the total Delivered Cost of Excess Components; provided, however, that Manufacturer shall only carry such Components for [***] ([***]) months from the date they became Excess Components, at which point Hyperfine shall issue a purchase order to Manufacturer for any such Excess Components at the Delivered Cost.

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(e)            Notwithstanding anything to the contrary in this Agreement, Hyperfine shall be liable to Manufacturer for any Excess Components and/or Obsolete Component inventory resulting from the transition of a Product to becoming PCR Compliant.

(f)            If the Parties cannot mutually agree upon the proposed solution for an issue arising under this Section within [***] ([***]) business days after the end of each calendar quarter, then the Parties shall escalate the matter to the appropriate executive management level (General Manager or above) within the Parties’ organizations to resolve such dispute within [***] ([***]) days of escalation. If the dispute is not resolved to the satisfaction of both Parties within [***] ([***]) days from the date of the original escalation communication, either Party may immediately (notwithstanding the notice period required) terminate this Agreement in whole or in part for convenience.

10.2.	Prepaid Inventory Option. For Excess Components that the Parties agree to handle according to the “Prepaid Inventory Option” set forth in this Section, the following provisions shall apply:

(a)            “Prepaid Inventory” shall consist of the undisputed Excess Components on the then current E&O List provided by Manufacturer to Hyperfine that the Parties agree to handle according to the Prepaid Inventory Option and for which Manufacturer has issued Hyperfine an invoice according to paragraph (c) below.

(b)            Hyperfine shall own the Prepaid Inventory upon invoice.

(c)            The “Prepaid Inventory Balance” shall refer to Manufacturer’s total Delivered Cost for Prepaid Inventory. By the [***] ([***]) day of each month, or such other interval as may be mutually agreed between the Parties, Hyperfine shall issue a Prepaid Inventory purchase order to Manufacturer in the amount of the Prepaid Inventory Balance for those items the Parties agree to be handled under the Prepaid Inventory Option pursuant to paragraph (a) above. Manufacturer shall invoice Hyperfine for the amount of the Prepaid Inventory purchase order, and Hyperfine shall pay such invoice within the payment term specified in Section 11.2 below.

(d)            Within [***] ([***]) business days after the end of each month Manufacturer shall provide to Hyperfine a complete Prepaid Inventory reconciliation detailing the total Prepaid Inventory previously purchased by Hyperfine and in Manufacturer’s care custody or control.

(e)            In the event of a decrease in the Prepaid Inventory for any reason, Manufacturer shall issue a credit to Hyperfine for Manufacturer’s unburdened cost, in the amount of the decrease.

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(f)            Manufacturer will hold Prepaid Inventory items for a maximum of [***] ([***]) days from the date that such Excess Component is added to Prepaid Inventory, at which time Prepaid Inventory items will be shipped or dispositioned, at Hyperfine’s discretion. Hyperfine will be responsible for approved and reasonable costs incurred by Manufacturer for such shipment and/or disposal.

(g)            Manufacturer shall retain such Excess Components in its inventory for the duration of the Prepaid Inventory process. In the event that Manufacturer, in its discretion, decides or agrees to terminate the Prepaid Inventory process or upon expiration or termination of this Agreement, the Parties shall complete a final Prepaid Inventory reconciliation as provided in paragraph (d) above to close the Prepaid Inventory process, at which time the Prepaid Inventory will be shipped and/or dispositioned at Hyperfine’s discretion. Hyperfine will be responsible for approved and reasonable costs incurred by Manufacturer for such shipment and/or disposal.

10.3.	Inventory Turns. The agreed Inventory Turns is [***] ([***]). If any calendar quarter’s Inventory Turns falls below the agreed rate, then Manufacturer shall provide written notice of such to Hyperfine. Thereafter, the Parties shall mutually agree in writing to prepayment against Total Inventory and/or to those contract amendments and/or modifications required to meet the agreed Inventory Turns in the most recent calendar quarter as well as the next calendar quarter. Such contract amendments and/or modifications may include adjustments to Product pricing, materials inventory handling, buffer, flexibility, availability, and other provision modification(s) or any combination thereof designed to meet Inventory Turns. Notwithstanding anything to the contrary in this Agreement, failure to achieve Inventory Turns in the most recent or next calendar quarter following such written notice shall constitute a material breach by Hyperfine of this Agreement. “Inventory Turns” shall refer to the minimum inventory turns rate, calculated by dividing Manufacturer facility total annualized “Product Revenue” (product invoices issued by a Manufacturer facility to Hyperfine under this Agreement within the measurement period) by the “Total Inventory” (all Authorized Purchases plus work in process and finished goods per Orders at the end of the measurement period). For example, if the measurement period is one calendar quarter, the current quarter-end Product Revenue is $[***] and Total Inventory is $[***], then ($[***] x [***]qtrs)/$ [***] = [***] Inventory Turns.

11.	PRICES AND PAYMENT

11.1.	Prices. Hyperfine agrees to pay Manufacturer, in accordance with this Section 10, the price listed on the applicable Product Schedule, or another price that the Parties have agreed to in writing, that is applicable to each Product ordered by Hyperfine, delivered to Hyperfine and accepted by Hyperfine. All changes in prices will become effective upon mutual agreement and will apply to all outstanding orders.

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11.2.	Invoices.

(a)            Manufacturer will submit an invoice to Hyperfine for payment upon shipment of the applicable Products. The invoice will include: the order number, a description of the products manufactured, unit prices and total prices. All invoices will be paid within [***] days after [***] without set-off of any kind. Invoices not paid by the due date thereof will be subject to a charge equal to the lesser of [***] percent ([***]%) per month or the highest rate allowed by law, as well as a credit hold on pending and further shipments. Manufacturer may also treat the failure to make any payment as a material and/or an anticipatory breach of this Agreement, and may immediately terminate the Agreement with the Hyperfine, and/or seek all its rights and remedies under this Agreement or under any other laws applicable on behalf of Manufacturer.

(b)            Manufacturer will submit an invoice to Hyperfine for payment of shipping charges, including if applicable insurance charges, after shipment of Products. The invoice shall reference the packing list number(s). Shipping invoices will be paid within [***] ([***]) calendar days after shipment of Products.

11.3.	Cost Savings. Manufacturer and Hyperfine will periodically review Cost Reduction efforts undertaken by Manufacturer. Manufacturer cost savings realized as a result of implementing Cost Reductions proposed solely by Hyperfine (without any input from Manufacturer) shall [***]. Manufacturer cost savings realized as a result of Cost Reductions proposed solely by Manufacturer shall [***] ([***]) [***]. Manufacturer cost savings realized as a result of Cost Reductions proposed jointly by the Parties shall [***]. The foregoing Cost Reductions will commence only after all open Orders have been closed and Manufacturer consumes all on-hand Components; or alternatively at Hyperfine’s option, Hyperfine may issue an Order for the cost of Manufacturer on-hand Component cost reduction buy down, in which case the Component Cost Reductions shall commence upon the issuance of the cost reduction buy down Order.

11.4.	Credit Review. Each Order constitutes Hyperfine’s representation and warranty that Hyperfine is able to meet its obligations under the terms of this Agreement. If Hyperfine’s financial condition or creditworthiness is deemed inadequate or unsatisfactory to meet Hyperfine’s obligations under this Agreement, then Seller may, without liability or penalty: (i) require a financial guarantee as a continuing condition of doing business, the sufficiency of which shall be mutually agreed between the Parties; and/or (ii) delay or withhold any further shipment of Products to Hyperfine; and/or (iii) on [***] ([***]) days’ prior written notice, require Hyperfine to pay for Products on a cash in advance or on delivery basis.

If Hyperfine is or becomes privately held, then Hyperfine shall promptly furnish to Benchmark statements accurately and fairly evidencing Hyperfine’s financial condition as Benchmark may, from time to time, reasonably request, including without limitation annual audited financial statements, quarterly (within [***] ([***]) days after the end of each fiscal quarters) balance sheets, income statements, and/or statement of cash flows.

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12.	WARRANTIES

12.1.	General Warranties by Hyperfine. Hyperfine represents and warrants that (i) it has full right, power, and authority to enter into this Agreement and to perform its obligations and duties under this Agreement, and (ii) the performance of such obligations and duties does not and will not conflict with or result in a breach of any other agreements or any judgment, order, or decree by which Hyperfine is bound.

12.2.	General Warranties by Manufacturer. Manufacturer represents and warrants that (i) it has full right, power, and authority to enter into this Agreement and to perform its obligations and duties under this Agreement; (ii) the performance of such obligations and duties does not and will not conflict with or result in a breach of any other agreements or any judgment, order, or decree by which Manufacturer is bound; (iii) it has the skill, expertise, and experience in the industry necessary to perform the obligations set forth in this Agreement; (iv) it has sufficient capability and capacity to meet Hyperfine’s current requirements of Products; and (v) it has, and will maintain during the term of this Agreement, all government permits, including without limitation health, safety, and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

12.3.	Performance Warranties by Manufacturer.

(a)            Manufacturing Services. Manufacturer warrants that Products shall: (i) conform to Specifications at each shipment; and (ii) be free from defects in Workmanship for a period of [***] ([***]) [***] from the date of manufacture. Manufacturer shall, at its option and at its expense, repair, replace or issue a credit for Nonconforming Products returned during the warranty period pursuant to the RMA Procedure below. In addition, Manufacturer will pass on, transfer and/or assign to Hyperfine all Component manufacturer warranties to the extent that they are transferable, but will not independently warrant any Components.

(b)            Test Fabrication. Manufacturer warrants that any Test Fabrication provided will be performed in a professional and workmanlike manner and in accordance with any applicable SOW, specification, or documentation for a period of [***] ([***]) [***] following acceptance. Should the Test Fabrication fail to conform to this warranty, [***].

(c)            Prototypes. Manufacturer warrants that Prototypes shall: (i) conform to Specifications at shipment; and (ii) be free from defects in Workmanship for a period of [***] ([***]) [***] from the date of manufacture. Should the Prototypes fail to conform to this warranty, [***]. In addition, Manufacturer will pass on, transfer and/or assign to Hyperfine all Component manufacturer warranties to the extent that they are transferable, but will not independently warrant any Components.

(d)            DFx. Any DFx provided under this Agreement are [***].

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12.4.	RMA Procedure. The Parties shall agree in advance on all Products to be returned for repair or replacement although such agreement shall not mean that such return cannot be found to be invalid or “no defect found” as further described below. An RMA number must be obtained by Hyperfine, or as otherwise agreed by both Parties, from Manufacturer prior to return shipment, and displayed on the shipping container as well as on the packing slip or attached to the returned product. All returns shall state the specific reason for such return, and will be processed in accordance with Manufacturer’s RMA Procedure. [***]. The warranty for any replacement or repaired Product shall continue for the full remaining balance of the original warranty period, calculated as of the date that Buyer returns the defective Products to Manufacturer, or an additional [***] ([***]) [***] period from the date that the replacement Product is returned to Hyperfine, whichever is greater.

12.5.	Disclaimers. THE WARRANTY PROVIDED IN SECTION 12.3 above IS THE ONLY WARRANTY GIVEN BY BENCHMARK AND IN LIEU OF ANY OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, INFRINGEMENT AND WARRANTIES OF TITLE FOR ANY CUSTOMER SUPPLIED MATERIALS.

BENCHMARK DISCLAIMS ANY PRODUCT REQUIREMENTS, APPROVALS OR CERTIFICATIONS NOT EXPRESSLY AGREED IN WRITING.

12.6.	Remedy. IN NO EVENT SHALL BENCHMARK’S LIABILITY FOR WARRANTY OR NON-WARRANTY CLAIMS EXCEED [***].

13.	LIMITATIONS

13.1.	Remedies. To the extent allowable under law, the remedies expressly conferred in a Party herein are not cumulative with and are exclusive of other inconsistent remedies available at law or in equity.

13.2.	Consequential and Other Damages. Accordingly, to the fullest extent allowable by law and [***].

13.3.	Limitation of Liability. Manufacturer and Hyperfine acknowledge and agree that this Agreement has been negotiated in consideration of the agreement to limit certain of Manufacturer’s liabilities. EXCEPT WITH RESPECT TO A BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 14 (CONFIDENTIALITY) [***].

13.4.	Cumulative Damages. In no event will Manufacturer’s total cumulative liability to Hyperfine arising out of or related to this Agreement exceed the greater of [***] dollars ($[***]) or [***] percent ([***]%) of the sums paid by Hyperfine to Manufacturer for the product causing loss for the immediately preceding [***] ([***]) [***].

13.5.	Limitations Essential. [***].

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14.	INDEMNIFICATION

14.1.	Manufacturer. Manufacturer agrees to defend (at Hyperfine’s request), indemnify, and hold harmless Hyperfine, its Affiliates, officers, directors, employees, and agents from and against any Claims, based on (a) any claim that any processing step, procedure, or method used by Manufacturer in manufacturing any Product and not specified by Hyperfine directly infringes any patent or misappropriates any trade secret, (b) Manufacturer’s failure to manufacture any Product in accordance with the Specifications or the Quality Assurance Requirements, or (c) Manufacturer’s acts or omissions in performance of its obligations under this Agreement which have resulted in any bodily injury, death, or damage to property, including any manufacturing defect. For any claim or action which Hyperfine desires Manufacturer to defend under this paragraph, Hyperfine will notify Manufacturer of such claim or action, cooperate with Manufacturer, and at Manufacturer’s request and expense, assist in such defense, and Hyperfine will have the right to participate, at its own expense, in the defense or settlement of the claim or action. Manufacturer will not accept any settlement or stipulated judgment of any claim or action without the prior written consent of Hyperfine.

14.2.	Hyperfine. Hyperfine agrees to defend (at Manufacturer’s request), indemnify, and hold harmless Manufacturer, its Affiliates and its and their officers, directors, employees, and agents from and against any Claims based on (a) any Product failures due to design or marketing defects based on Specifications provided by Hyperfine, (b) field corrective actions due to design or marketing defects based on Specifications provided by Hyperfine, (c) Hyperfine’s acts or omissions in performance of its obligations under this Agreement which have resulted in any bodily injury, death, or damage to property, or (d) Hyperfine’s breach of any provision of this Agreement. For any claim or action which Manufacturer desires Hyperfine to defend under this paragraph, Manufacturer will notify Hyperfine of such claim or action, cooperate with Hyperfine, and at Hyperfine’s request and expense, assist in such defense, and Manufacturer will have the right to participate, at its own expense, in the defense or settlement of the claim or action. Hyperfine will not accept any settlement or stipulated judgment of any claim or action without the prior written consent of Manufacturer.

14.3.	Infringement Mitigation.

(a)            Injunction Mitigation. In addition to Manufacturer’s indemnity obligation to Hyperfine, if use of the Product is enjoined based on a claim of Intellectual Property Infringement solely due to [***], Manufacturer will, [***]. In the event Manufacturer is unable, despite its best efforts, to avail itself of the options set forth in Section 14.3(a)(i), (ii) or (iii), Manufacturer shall have the right, in furtherance of its obligation to mitigate and/or prevent further damages and subject to receiving written advice from counsel of same (a copy of which shall be provided to Hyperfine), to suspend manufacturing and its performance hereunder, solely as it relates to the item, Component and/or Product which is the subject of the Claim until such Claim is settled or otherwise resolved.

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(b)            Continued Infringement Mitigation. In the event of a claim of Intellectual Property Infringement under Section 14.1 above, Manufacturer shall have the right, in furtherance of its obligation to mitigate and/or prevent further damages and subject to receiving written advice from counsel of same (a copy of which shall be provided to Hyperfine), to suspend manufacturing and its performance hereunder, solely as it relates to the item, Component and/or Product which is the subject of the Claim until such Claim is settled or otherwise resolved.

15.	CONFIDENTIALITY

15.1.	Confidential Information. During the term of this Agreement, each Party (the “Receiving Party”) may be provided with, have access to, or otherwise learn confidential. and/or proprietary information of the other Party (the “Disclosing Party”) (including certain technical information and materials) that is of substantial value to the Disclosing Party, which is identified as confidential at the time of disclosure or which should reasonably be considered, under the circumstances of its disclosure, to be confidential to the Disclosing Party (“Confidential Information”). “Confidential Information” shall mean information (in any form or media) provided by Disclosing Party to Receiving Party regarding Disclosing Party’s customers, prospective customers, methods of operation, engineering methods and processes, programs and databases, patents and designs, vendors and suppliers, prices, business methods and procedures, finances, management, or any other business information relating to Disclosing Party that is marked “Confidential”, or if disclosed orally or otherwise in non-documented form, is identified as confidential at the time of initial disclosure, and is designated as confidential in a writing provided to Receiving Party within [***] ([***]) days of disclosure. Manufacturer agrees that the Specifications, purchase orders and pricing are Confidential Information of Hyperfine.

15.2.	Confidentiality Obligations. All Confidential Information remains the property of the Disclosing Party. The Receiving Party may disclose the Confidential Information of the Disclosing Party only to its employees and contractors who need to know the Confidential Information for purposes of performing under this Agreement and who are bound by the Receiving Party’s standard employee or contractor (as applicable) confidentiality agreements. The Receiving Party will not use the Confidential Information without the Disclosing Party’s prior written consent except in performance under this Agreement. The Receiving Party will take measures to maintain the confidentiality of the Confidential Information equivalent to those measures the Receiving Party uses to maintain the confidentiality of its own confidential information of like importance but in no event less than reasonable measures. The Receiving Party will give immediate notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information that comes to the attention of the Receiving Party’s senior management and agrees to assist the Disclosing Party in remedying such unauthorized use or disclosure.

15.3.	Exceptions. The confidentiality obligations do not extend to Confidential Information which: (i) becomes part of the public domain without the fault of the Receiving Party; (ii) is rightfully obtained by the Receiving Party from a third party with the right to transfer such information without obligation of confidentiality; (iii) is independently developed by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information, as evidenced by written records; or (iv) was lawfully in the possession of the Receiving Party at the time of disclosure, without restriction on disclosure, as evidenced by written records. In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party as may be required by law, a court order, or a governmental agency with jurisdiction, provided that before making such a disclosure the Receiving Party first notifies the Disclosing Party promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

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15.4.	Return of Confidential Information. Upon termination or expiration of this Agreement, the Receiving Party will return to the Disclosing Party all tangible copies of Confidential Information of the Disclosing Party in the Receiving Party’s possession or control and will erase from its computer systems all electronic copies thereof.

15.5.	Confidentiality of the Agreement. Neither Party will disclose any terms of this Agreement to any third party without the prior written consent of the other Party, except: (i) as required by law; (ii) to its attorneys, accountants, and other professional advisors under a duty of confidentiality; or (iii) to a third party under a duty of confidentiality in connection with obtaining financing or a proposed merger or a proposed sale of all or part of such Party’s business.

15.6.	Confidentiality of the Business Arrangement. Manufacturer will not disclose that they are performing activities on behalf of Hyperfine for the term of this agreement. Manufacturer will restrict visitor, vendor, and/or contractor view of and access to Hyperfine’s dedicated final assembly and test stations, except for visitor access required to satisfy regulatory requirements or Hyperfine associated 4catalyzer companies.

16.            TERM AND TERMINATION

16.1.	Term. This Agreement will commence as of the Effective Date and will continue in effect for a period of three (3) years, unless earlier terminated pursuant to this Agreement. Thereafter, this Agreement will automatically renew for additional two (2) year terms, unless either Party gives written notice of non-renewal at least one hundred-eighty (180) days before the end of the then-current term.

16.2.	Termination for Cause. Either Party will have the right to terminate this Agreement, effective immediately, by giving the other Party written notice of termination, if:

(a)            the other Party breaches any of its obligations under this Agreement and fails to cure such breach to the satisfaction of the terminating Party within thirty (30) days after written notice thereof from the terminating Party; or

(b)            the other Party becomes insolvent or otherwise dissolves, liquidates, or ceases to conduct business.

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(c)            the occurrence of payment-related breaches;

(d)            files a voluntary petition, or any involuntary petition is filed against Hyperfine, under any bankruptcy law or similar statute that is not vacated within ten (10) days through court order.

16.3.	Termination for Convenience. Either Party may terminate this Agreement and/or an Order hereunder for any reason at its convenience upon ninety (90) days’ prior written notice.

16.4.	Effects of Termination. Upon termination or expiration of this Agreement:

(a)            Unless specifically requested by Hyperfine to cease all manufacturing of Products for any outstanding purchase orders, Manufacturer will complete and deliver all Products for any outstanding orders that have been accepted by Manufacturer prior to the effective date of termination;

(b)            Manufacturer shall cooperate with Hyperfine and provide reasonable assistance to effect the orderly and efficient transfer of the manufacturing of Product from Manufacturer to Hyperfine or a third party designated by Hyperfine and without disruption to Hyperfine’s business (“Transfer Assistance”). Transfer Assistance shall include, without limitation, (i) the continued manufacture (including, for clarity, quality assurance services) of the Product by Manufacturer after the termination or expiration date for a transition period and on terms mutually agreeable to the Parties; (ii) the transfer of all Product and manufacturing inventory for which Hyperfine has compensated Manufacturer; (iii) the transfer of any Special Tooling that has been purchased by Hyperfine; and (iv) the transfer of any documents or electronic files relating to the manufacture of the Product;

(c)            all licenses granted to Manufacturer under this Agreement will automatically terminate (except to the extent and for-the period necessary under clause (a));

(d)            Manufacturer will return to Hyperfine all Specifications and Confidential Information of Hyperfine;

(e)            Within [***] ([***]) days of request by Hyperfine, Manufacturer shall provide to Hyperfine a certification [***] that Manufacturer has complied with the terms of this Section 15.3; and

(f)            Sections 4.1 (Regulatory Filings), 4.4 (Adverse Event Reporting), 4.6 (Field Corrective Actions), 5 (Intellectual Property and Licenses), 10 (Inventory), 11 (Prices and Payments), 12 (Warranties), 13 (Limitation of Liability), 13 (Indemnification), 14 (Confidentiality), 16.3 (Effects of Termination), 16.5 (Inventory Transfer at Termination), 17 (Insurance), 19.1 (Governing Law), 19.6 (Captions), 19.7 (Severability), 19.8 (Notice), 19.9 (Remedy), 19.10 (Entire Agreement) and 19.11 (Counterparts) will survive any expiration or termination of this Agreement.

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16.5.	Inventory Transfer at Termination. Upon the expiration or termination of this Agreement (in whole or in part) and/or an Order, for any reason, Manufacturer shall invoice Hyperfine no later than [***] ([***]) days from the effective date of expiration or termination, and Hyperfine shall pay Manufacturer within the payment term specified herein, for the following inventory transfers: (i) the contract price for all finished goods existing at the time of expiration or termination; (ii) Manufacturer’s cost for all work in process (including labor, materials, any applicable VAT and a reasonable mark-up for recovery of handling costs incurred of [***] percent ([***]%) of the value of the work in process); (iii) Manufacturer’s Delivered Cost for all Components, including Long Lead-Time Components, MOQ and NCNR ordered to meet Hyperfine’s Orders and/or Forecasts; and/or (iv) any vendor cancellation and restocking charges, including Manufacturer’s cost for NCNR Components on open orders with suppliers where the Components have not yet been shipped to Manufacturer. Upon payment in full of the charges set forth in this Section 16.5, neither Party shall incur any additional liability by reason of the expiration or termination of this Agreement, and each Party shall have been deemed to release the other Party from any claims of any nature (including damages sustained on account of loss of prospective profits, or on investments, contracts, leases or other commitments) resulting from or arising out of such expiration or termination.

17.	INSURANCE.

17.1.	Manufacturer Insurance Requirements. Throughout the term of this Agreement and for a period of [***] ([***]) years thereafter, Manufacturer will maintain (i) commercial general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations; (ii) Worker’s Compensation and employer’s liability insurance; and (iii) auto insurance, all in such amounts as are necessary to insure against the risks to Manufacturer’s operations, but in no event less than the following minimum amounts:

Insurance	Minimum Limits of Liability
Worker’s Compensation	Statutory
Commercial General Liability (Including Products Liability)	$[***] per occurrence
Umbrella/Excess Liability	$[***] per occurrence

All policies must be primary and non-contributing and must include Hyperfine as an additional insured with a waiver of all rights of subrogation. Manufacturer will notify Hyperfine at least [***] ([***]) calendar days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Hyperfine’s interests. Upon request, Manufacturer will furnish to Hyperfine as evidence of insurance a certificate of insurance stating that the coverage will not be canceled or materially altered without [***] ([***]) calendar days prior notice to Hyperfine.

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17.2.	Hyperfine Insurance Requirements. Without limiting any other obligations of Hyperfine, Hyperfine shall, at its sole cost and expense, procure and maintain during the term of this Agreement:

i)            Workers’ Compensation and Employers Liability Insurance as prescribed by state or country law with minimum limits of $[***] per accident / $[***] per disease / $[***] limit;

ii)            Commercial Automobile Liability — Bodily Injury/Property Damage Insurance covering all motor vehicles used in connection with this Agreement, with minimum limits of $[***] combined single limit per occurrence;

iii)            Commercial General Liability Insurance, including blanket contractual liability and broad form property damage, with minimum limits of $[***] combined single limit per occurrence and an aggregate limit of at least USD$[***] but in no event less than the amount otherwise carried by the contract holder. Coverage must be written on ISO occurrence form CG 00 01 12 04 (or an equivalent substitute form) or ISO claims-made form CG 00 02 12 04 (or an equivalent substitute form). The policy must include coverage for, but not limited to, Bodily Injury and Property Damage, Personal Injury and Advertising Injury, Fire legal liability, Products Liability (including with respect to the design of the Products and all components) and completed operations; and

iv)            Medical Products Liability Insurance including broad form contractual liability with a combined single limit of a minimum of USD$[***] each occurrence and an aggregate limit of at least USD$[***] but in no event less than the amount otherwise carried by the contract holder.

(b)            Policy Requirements.

i)            All policy(s) and coverages must be written in a form acceptable to Manufacturer.

ii)            All policy(s) specified herein shall each contain an additional insured endorsement in favor of and acceptable to Manufacturer, which shall not be limited by Hyperfine’s liability under any Hyperfine indemnity obligation under this Agreement.

iii)            Prior to and a condition precedent to Manufacturer’s commencing Product manufacture, Hyperfine shall furnish to Manufacturer an acceptable certificate(s) of insurance from an authorized representative evidencing the required coverage(s), endorsements, and amendments. Hyperfine shall deliver a copy of each additional insured endorsement within [***] ([***]) business days of request. Failure to provide evidence as required shall entitle, but not require, Manufacturer to terminate this Agreement immediately. Acceptance of a certificate that does not comply with this Section (b) shall not operate as a waiver of Hyperfine’s obligations hereunder.

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iv)          All policies shall require notice to Manufacturer in writing at least [***] ([***]) days prior to any cancellation, non-renewal, substitution or material alteration of such policy(s).

v)             All policies shall be written by a reputable insurance company acceptable to Manufacturer or with a current [***], and authorized to do business in the state(s) in which the service is to be provided.

vi)            If coverage(s) under Sections 17.2.i), 17.2.ii), or 17.2.iii) above is written on a claims-made form, the policies shall provide, and Hyperfine warrants, that any retroactive date applicable to coverage under the policy precedes the effective date of this Agreement; and that continuous coverage will be maintained for a period of [***] ([***]) years beginning from the time this Agreement is no longer in effect or the policies extended discovery period, if any, will exercised for the maximum time of the policy.

(c)          Waiver of Right of Recovery. Hyperfine waives its right of recovery, and its insurers also waive their right of subrogation, against Manufacturer for loss of its owned or leased property or property under Hyperfine’s care, custody or control. Allocated Loss Expense shall be in addition to all policy limits for coverages referenced above.

(d)             No Release. The fact that insurance (including, without limitation, self-insurance) is obtained by Hyperfine shall not be deemed to release or diminish the liability of Hyperfine including, without limitation, liability under the indemnity provisions of this Agreement. Damages recoverable by Manufacturer shall not be limited by the amount of the required insurance coverage.

i)            Policy Copies. In the event of a claim or lawsuit involving Manufacturer arising out of this Agreement, Hyperfine will make available any required policy covering such claim or lawsuit.

18.	COMPLIANCE WITH LAWS

18.1.	General.

With regard to each Party’s respective responsibilities under and performance of this Agreement, each Party shall at all times comply with all applicable governmental laws, statutes, ordinances, rules, regulations, orders, and other requirements, including such governmental requirements applicable to environmental protection (except as may otherwise be provided herein), health, safety, wages, hours, immigration, equal employment opportunity, nondiscrimination, working conditions, import or export control, customs, and transportation (individually and collectively referred to as “Laws”). Each Party shall promptly notify the other Party in the event the other Party’s assistance is necessary to achieve compliance with any applicable Laws. Upon request, each Party shall provide the other Party with reasonable documentation demonstrating such compliance.

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(a)            Anti-Corruption /Anti-Bribery. In addition, the Parties shall:

i)        comply with all applicable country laws relating to anticorruption or anti-bribery, including but not limited to legislation implementing the Organization for Economic Co-operation and Development “Convention on Combating Bribery of Foreign Public Officials in International Business Transactions”, or other anti-corruption/anti-bribery convention, the Foreign Corrupt Practices Act as amended (FCPA) (15 U.S.C. §§78dd-1, et. seq.), whether either Party is within the jurisdiction of the United States; and

ii)            neither directly nor indirectly, pay, offer, give, or promise to or give, anything of value received from a Party to a non-U.S. public official or any person in violation of the FCPA and/or any applicable country laws relating to anti-corruption or anti-bribery.

(b)            Nondiscrimination. Executive Orders 11246 and 13201 and 29 C.F.R. Part 470 and 41 C.F.R. Parts 60-1.4, 60-1.8, 60-250.5, 60-300.5 and 60-741.5, as amended, are incorporated, as applicable.

18.2.	Import/Export.

(a)           With regard to each Party’s respective obligations under and performance of this Agreement, each Party shall at all times comply with all export/import laws (including re-export), sanctions, regulations, orders, and authorizations (including the Export Administration Regulations (EAR), International Traffic in Arms Regulations (ITAR), and the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC)) that are applicable to the export or import of goods, software, technology, or technical data (“Items”) or services (collectively, “Export/Import Laws”).

(b)            The Party conducting the export or import shall obtain all export or import authorizations which are required under the Export/Import Laws for such Party to execute its obligations under this Agreement. Each Party shall reasonably cooperate and exercise reasonable efforts at its own expense to support the other Party in obtaining any necessary licenses or authorizations required to perform its obligations under this Agreement. Reasonable cooperation shall include providing reasonably necessary documentation, including import, end user and re-transfer certificates.

(c)          The Party providing Items or services under this Agreement shall, upon request by the other Party, notify the other Party of the export classification (e.g. the Export Control Classification Numbers or U.S, Munitions List (USML) category and subcategory) of such Items or services as well as the export classification of any components or parts thereof if the classification is different from the export classification of the Item or service at issue. The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items or services knows or has otherwise determined the proper export classification. Each Party agrees to reasonably cooperate with the other in providing, upon request by the other Party, documentation or other information that supports or confirms this representation.

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18.3.	Product Content Regulation.

(a)            Manufacturer Responsibilities. Upon written request by Hyperfine, Manufacturer shall:

i)            certify in writing that its Product manufacturing processes comply with applicable PCR;

ii)          provide Hyperfine with compliance information regarding applicable PCR for the consumable (MRO) materials which Manufacturer adds to the Product and which are not typically listed on the BOM (for example, solder paste), and for open source Components, if any, for which Hyperfine has delegated independent selection authority to Manufacturer;

iii)        provide Hyperfine with SVHC compliance information on Products received through Passive Sourcing, as may be required of Manufacturer under REACH Article 33;

iv)            provide Hyperfine with Product environmental documentation received from Component suppliers through Passive Sourcing; and

v)            provide disclosures legally required regarding Conflict Minerals.

Except as expressly provided above, Manufacturer has no responsibility or obligation to evaluate, document or demonstrate that any design, Specification(s), BOM, Components, Products, packaging or labeling satisfy any PCR which may be applicable to the Components and/or Product(s).

(b)            Hyperfine Responsibilities. Hyperfine shall have the sole responsibility to evaluate and ensure that all Product design elements (including any DFx, Specifications, BOM, Components, AVL and/or AML) meet the requirements of any applicable PCR, including whether all Components and materials incorporated into, and the packaging and labeling of, such Product(s) conform to any applicable PCR. Hyperfine shall have the sole responsibility and expense for any Product’s required PCR compliance, including: (i) any REACH-required application and registration, and/or otherwise obtaining compliance for all Products, customer-directed processes and/or Components; and (ii) any WEEE-required funding or utilizing recycling mechanisms applicable to any Product and/or Component.

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19.	GENERAL

19.1.	Governing Law/Venue. This Agreement is governed by the laws of the state of New York, without regard to any conflicts of laws principles that would result in application of laws of any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter of this Agreement shall be the state and U.S. federal courts located in Utah. Both Parties hereby consent to the jurisdiction of such courts. Notwithstanding the foregoing, either Party at its sole option shall be entitled to seek to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or similar equitable relief from any competent court having jurisdiction over the other Party.

19.2.	Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement (other than payment obligation) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, shortage of materials, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party, provided that such Party promptly notifies the other Party and resumes performance as soon as possible. Notwithstanding the foregoing, if Manufacturer is unable to perform due to a force majeure event for more than [***] ([***]) days, Hyperfine may purchase Products from another supplier or elect either to terminate this Agreement in its entirety or cancel any outstanding purchase order(s) with liabilities as outlined in Section 16.4 above.

19.3.	Assignment. Hyperfine may assign this Agreement, in its entirety, to another entity. Manufacturer may not assign or transfer its rights or obligations under this Agreement to a third party without Hyperfine’s prior written consent. For the purposes of this Section, a change in the persons or entities that control fifty percent (50%) or more of the equity securities or voting interest of Manufacturer will be considered an assignment of Manufacturer’s rights. Any attempted assignment or transfer in violation of the foregoing will be null and void.

19.4.	Waiver. Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement. All waivers must be in writing.

19.5.	Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

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19.6.	Captions. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

19.7.	Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, then such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement will continue in full force and effect.

19.8.	Notice. Any notices required or permitted hereunder shall be given in writing to the appropriate Party at the address specified below or at such other address as such Party shall specify in writing. Such notice shall be deemed given upon personal delivery, one (1) day after the date such notice is provided by overnight delivery service, [***] ([***]) days after the date of mailing when sent by certified or registered mail, postage prepaid, or (4) upon acknowledgement of receipt if notice is transmitted by facsimile.

If to Hyperfine: Hyperfine Network, Inc. 530 Old Whitfield Street Guilford, CT 06437 Attention: Legal Dept.	If to Manufacturer: Benchmark Electronics, Inc. [***] [***] Attn: General Manager With a copy to: Benchmark Electronics, Inc. [***] [***] Attn: Corporate Legal

19.9.	Remedy. If any legal action is brought to enforce this Agreement, the prevailing Party will be entitled to receive its attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive. Each Party acknowledges and agrees that any actual or threatened breach of Section 3.4 (Exclusivity) or Section 14 (Confidentiality) by the other Party will constitute immediate and irreparable harm to such Party for which monetary damages would be an inadequate remedy and that injunctive relief is an appropriate remedy for such breach.

19.10.	Entire Agreement. This Agreement (including the exhibits hereto) sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof; provided, for clarity, that any confidentiality agreement between the Parties shall remain in effect and shall apply with respect to any information exchanged under such agreement. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

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19.11.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.12.	Audit. Notwithstanding any language or provision to the contrary, Hyperfine shall not be allowed the right to audit or examine Benchmark’s non-public financial books and records or proprietary sourcing and costing information.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HYPERFINE RESEARCH, INC.		MANUFACTURER BENCHMARK ELECTRONICS, INC.

By:	/s/ Alexander C. Magary	By:	/s/ Mike Buseman
	Signature		Signature

Alexander C. Magary		Mike Buseman
Printed Name		Printed Name

VP, Legal & Asst, Corp. Secretary 10/31/2018		EVP, Global Operations 01/26/2018
Title	Date	Title	Date

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EXHIBIT A

FORM OF PRODUCT SCHEDULE

PRODUCT SCHEDULE NO. [__]

This Product Schedule No. [__] (“Product Schedule”) is dated [________] (“Schedule Date”) and is made by and between Hyperfine Network, Inc. (“Hyperfine”) and [________] (“Manufacturer”) pursuant to that certain Manufacture and Supply Agreement entered into by and between the Parties effective [________], 2015 (“Agreement”). Capitalized terms used but not defined in this Product Schedule have the meanings ascribed to them in the Agreement.

1)	Product: [________]

2)	Price: The price for Product is [________] [***].

3)	Lead Time: The Delivery Date must be no less than [________] weeks from Manufacturer’s receipt of the Purchase Order.

4)	Safety Stock: Manufacturer agrees to keep at least [__months] worth of the following critical components in its inventory throughout the production run for the Products: [________].

5)	Manufacturing Facility: [________]

6)	Third Party Vendors: The following vendors will supply components to Manufacturer: Bills of Material (BOM) including AVL shall reside in Hyperfine’s Product line Management System (Omnify). The Manufacturer shall be provided an account to log-in to Omnify and extract pertinent design documents, BOMs, and other information required to produce products for Hyperfine.

7)	Term: The term of this Product Schedule will commence on the Schedule Date and, unless earlier terminated in accordance with the Agreement, will continue until [________].

8)	Specifications: See [ATTACH OR REFERENCE SPECIFICATIONS DOCUMENT HERE.]

HYPERFINE RESEARCH, INC.		MANUFACTURER BENCHMARK ELECTRONICS, INC.

By:		By:
	Signature		Signature

Printed Name		Printed Name

Title	Date	Title	Date

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EXHIBIT B

QUALITY ASSURANCE REQUIREMENTS

1.	REGULATORY AND ACCREDITATION

a.	CFR. Manufacturer must maintain compliance with 21 CFR 820, and all related guidance issued by the FDA and be FDA registered.

b.	ISO. Manufacturer must maintain registration under ISO [***], with the scope of registration covering all activities pertaining to Products.

c.	Process Qualification. Manufacturer must implement and perform a process and equipment qualification process as required by FDA (IQ/OQ/PQ).

2.	INTERNAL PROCESSES

a.	Inspection System Requirement. Manufacturer shall develop and implement an inspection system capable of inspecting all finished Product dimensions and features to associated tolerances and requirements prior to shipment. Manufacturer to provide documentation to Hyperfine that all inspections carried out are in compliance with IPC 610 class 2 requirements, latest revision.

b.	Record Retention. Manufacturer must retain all quality and manufacturing records associated with Products for a minimum of [***] years, unless otherwise specified by Hyperfine, and provide copies of all applicable production and quality control related records related to Products upon Hyperfine’s request. This requirement applies to all records required by the regulations including 21 CFR Part 820. Prior to the destruction of any such records Manufacturer shall first notify Hyperfine with sufficient notice to allow Hyperfine to assume control of said Records. In the event that Manufacturer requests that Hyperfine assume control of some or all of the records, Manufacturer shall assist with the transfer of these Records from Manufacturer to Hyperfine.

c.	Device History Record. Manufacturer shall create and maintain the device history record and make it available to Hyperfine upon request.

d.	In-process/Incoming Inspection Sampling Plan. Manufacturer’s sampling procedures must follow Zero Acceptance Number Sampling Plans, 5th Edition with an AQL of 0.65.

e.	Final Inspection. 100% inspection is required in accordance with key characteristics as defined on the final level assembly drawing.

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3.	PART/LOT TRACEABILITY

a.	Serial Numbers. All individual parts will be marked with a lot or serial number when indicated on the associated drawing. Manufacturer’s processing records shall be maintained at all times by the lot or serial number. Traceability must be maintained to all raw materials used, testing performed, employee performing activities and dates of performance of activities. Manufacturer must maintain a system to ensure that lot or serial numbers are unique. Inspection Data. Verifiable inspection data must be furnished and maintained for each lot of parts furnished. Actual Final Inspection data for key characteristics of each item delivered must be retained by Manufacturer as part of the Device History Record. The In-process inspection data must also indicate the total number of parts accepted and/or rejected for each characteristic. The Final inspection data must be signed for by a member of the Quality Assurance Group at the Manufacturer facility.

4.	QUALITY ASSURANCE

a.	First Article inspection. Manufacturer to inspect every dimension on the first single part produced — additional parts upon mutual cost allocation agreement.

b.	Certification of Compliance (CoC). A certification of compliance, signed by Manufacturer’s quality representative, must accompany each shipment of parts to Hyperfine. This CoC is a statement of compliance to all specifications of the order and any associated drawings, specifications, or purchase order requirements. Manufacturer must similarly obtain a CoC for all raw materials used in manufacture of Hyperfine parts.

5.	NONCONFORMING PRODUCT

Manufacturer will notify Hyperfine as soon as possible, and in any event within [***] ([***]) hours, if Manufacturer has determined that non-conforming material may have been shipped. Hyperfine requires direct involvement in the disposition of any non-conforming material affecting a purchase order.

6.	BUSINESS CONTINUITY PLAN

Manufacturer shall maintain a complete formal business continuity/disaster recovery plan to ensure there is no interruption in the supply of our products. While contingency plans cannot be developed for all potential scenarios, Manufacturer shall maintain robust plans to facilitate rapid response and recovery in the event of disruptions. Upon request, the Manufacturer shall provide risk management and business continuity plans to Hyperfine.

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EXHIBIT C

INITIAL PRODUCT SCHEDULE

(To be determined by the Parties)

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